Exhibit 10.10
GTECH HOLDINGS CORPORATION
SCHEDULE OF RECIPIENTS OF COMPANY CONTRIBUTIONS
TO INCOME DEFERRAL PLAN (1)
W. Bruce Turner
Marc Crisafulli
Walter DeSocio
Joseph Nadan (2)
Timothy Nyman
Jaymin Patel
William M. Pieri
Robert J. Plourde
Donald Sweitzer
(1)      Sets forth individuals who are, or who were during fiscal 2006, executive officers of GTECH Holdings Corporation (“Holdings”) and to whose respective accounts in the Executive Income Deferral Plan, GTECH Corporation (collectively with Holdings, the “Company”) made a contribution of $70,000 (or in the case of Messrs. Pieri and Plourde, $55,000) with respect to fiscal 2006.
(2)      Employment terminated effective March 27, 2006.